As filed with the Securities and Exchange Commission on February 11, 2002
                                                     Registration No.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                         North Central Bancshares, Inc.
             (Exact name of registrant as specified in its charter)

                   Iowa                                          42-1449849
(State or other jurisdiction of incorporation or              (I.R.S. Employer
               organization)                                 Identification No.)

                               825 Central Avenue
                           Fort Dodge, Iowa 50501-1237
                                 (515) 576-7531
          (Address, including Zip Code, of principal executive offices)
                                 ---------------

                         North Central Bancshares, Inc.
                             1996 Stock Option Plan

                            (Full title of the Plan)
                                 ---------------

                                David M. Bradley
          Chairman of the Board, President and Chief Executive Officer
                         North Central Bancshares, Inc.
                               825 Central Avenue
                           Fort Dodge, Iowa 50501-1237
                                 (515) 576-7531

                                    Copy to:

                             W. Edward Bright, Esq.
                             Thacher Proffitt & Wood
                               11 West 42nd Street
                            New York, New York 10036
                                 (212) 789-1200
 (Name and address, including Zip Code, telephone number and area code, of agent for service)
                             ---------------------

                         CALCULATION OF REGISTRATION FEE

Title of Securities to             Amount to be      Proposed Maximum Offering           Proposed Maximum              Amount of
    be Registered                  Registered(1)       Price Per Share (2)         Aggregate Offering Price (2)     Registration Fee
-----------------------------     --------------     -------------------------     ----------------------------     ----------------
Common Stock, $0.01 par value      40,000 shares             $21.67                         $866,800                     $79.75

(1) In addition to such shares, this registration statement covers an undetermined number of shares of common stock of North Central Bancshares, Inc. (the "Company") that, by reason of certain events specified in the Plan, may become issuable upon exercise of options through the application of certain anti-dilution provisions.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, on the basis of the average of the daily high and low sales prices of common stock of the Company on the NASDAQ Stock Market at the close of trading on February 6, 2002.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     North Central Bancshares, Inc. ("Registrant") previously filed a Registration Statement ("First Registration Statement") on Form S-8 (File No. 333-33089) on August 7, 1997 covering 401,105 shares of Registrant's Common Stock issuable pursuant to the North Central Bancshares, Inc. 1996 Stock Option Plan (the "Plan"). This Registration Statement is being filed for the purpose of registering 40,000 additional shares of Registrant's Common Stock for issuance under the Plan. Pursuant to General Instruction E of Form S-8, the contents of the First Registration Statement are incorporated by reference into this Registration Statement.

Item 8.     Exhibits.

            5.1 Opinion of Dickinson, Mackaman, Tyler & Hagen, P.C. as to the legality of the securities being registered.
            23.1 Consent of Dickinson, Mackaman, Tyler & Hagen, P.C.(included in Exhibit 5.1 hereof).
            23.2   Consent of McGladrey & Pullen, LLP.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Dodge, State of Iowa on February 1, 2002.


                                       NORTH CENTRAL BANCSHARES, INC.
                                       (Registrant)


                                       By:/s/ David M. Bradley
                                          --------------------
                                           David M. Bradley
                                           Chairman of the Board, President and
                                           Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                       TITLE                           DATE
     ---------                       -----                           ----
/s/ David M. Bradley           Chairman of the Board,           February 1, 2002
---------------------          President and
David M. Bradley               Chief Executive Officer
                               (Principal executive officer)

/s/ KaRene Egemo               Director                         February 1, 2002
---------------------
KaRene Egemo


/s/ Craig R. Barnes            Director                         February 1, 2002
-------------------
Craig R. Barnes


/s/ Melvin R. Schroeder        Director                         February 1, 2002
-----------------------
Melvin R. Schroeder


/s/ Mark M. Thompson           Director                         February 1, 2002
--------------------
Mark M. Thompson


/s/ Robert H. Singer, Jr.      Director                         February 1, 2002
-------------------------
Robert H. Singer, Jr.

                                  EXHIBIT INDEX

Exhibit
Number                             Description                          Page No.

 5.1     Opinion of Dickinson, Mackaman, Tyler & Hagen, P.C. as to the
         legality of the securities being registered....................... 4
23.1     Consent of Dickinson, Mackaman, Tyler & Hagen, P.C. (included in Exhibit 5.1 hereof)............................................ 4
23.2     Consent of McGladrey & Pullen, LLP................................ 6



                                       -3-